EXHIBIT 99(a)
CRT PROPERTIES, INC.
225 NE Mizner Blvd., Suite 200
Boca Raton, Florida 33432

Contact:
Thomas C. Brockwell
Executive Vice President
CRT Properties, Inc.
(561) 395-9666

NEWS

CRT Properties Announces 2005 Earnings Outlook
and Recent Transactions

BOCA RATON, Fla.—(BUSINESS WIRE)—December 13, 2004—CRT Properties, Inc. (NYSE: CRO) today announced its full year guidance for 2005. For the year ending December 31, 2005, the Company expects net income to be in the range of $0.77-$0.91 per diluted share and funds from operations (“FFO”) to be in the range of $1.81-$1.95 per diluted share.

The Company’s significant operating assumptions for 2005 include:

•	89% of existing portfolio leased as of year-end 2005, compared to 85% as of year-end 2004.

•	Positive absorption across the existing portfolio totaling 384,000 square feet.

•	An average of 9 months of free rent on new leasing.

•	3% reduction in average rental rates on renewals.

•	Average LIBOR rate of 2.74%.

With respect to acquisition and financing activities, the guidance range reflects several possible scenarios in terms of timing and volume. At the low end of the range, acquisition activity is assumed to be $200 million over the course of the year financed with a combination of debt and equity, with the objective of maintaining or reducing current leverage levels. At the high end of the range, no significant acquisitions or financings have been assumed during 2005.

Recent Transactions

On November 24, 2004, the Company completed the acquisition of two Class A office buildings known as 350 Las Olas and 450 Las Olas in Fort Lauderdale, Florida. The property contains approximately 469,000 square feet of rentable space and was funded with proceeds from a $99.0 million non-recourse first mortgage and the Company’s line of credit. As of November 30, 2004, the property was 86% occupied.

On November 9, 2004, the Company signed an agreement to acquire, through a joint venture with a Dallas investor, a 437,000 square foot Class A office building known as Signature Place in Dallas, Texas, that is currently 65% leased. The joint venture partner will have a 33% interest and will lease and manage the asset. The acquisition is expected to close on or before January 14, 2005.

Effective November 1, 2004, the Company entered into a new 568,000 square foot 15 year master lease with the State of Florida for the Company’s Tallahassee property. The master lease is non-cancelable and replaces 19 existing leases that contained cancellation clauses with six months notice, and covers an additional 66,000 square feet with occupancy to take place by October 1, 2005. In connection with the new master lease, an improvement allowance of approximately $22 per square foot

($11.1 million) and a leasing commission of approximately $4.5 million will be incurred in the fourth quarter of 2004. The Company estimates that the new master lease will, as a result of free rent, reduce cash received in 2005 by approximately $9 million.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) is a non-GAAP financial measure that is a widely used performance measure for real estate companies and is provided as a supplemental measure of operating performance. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. The National Association of Real Estate Investment Trusts (“NAREIT”) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. NAREIT defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles (GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because in excluding real estate related depreciation and amortization, and gains and losses from sales of property, it provides a supplemental performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. In addition, since most equity REITs provide FFO information to investors, FFO can also be a useful supplemental measure for comparing the Company’s results to other equity REITs.

FFO excludes depreciation and amortization, however, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO as a measure of performance is limited. Moreover, while the Company believes its computation of FFO conforms to the NAREIT definition, it may not be comparable to FFO reported by REITs that interpret the definition differently or that do not define FFO in accordance with the NAREIT definition at all. Accordingly, FFO (i) should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, (ii) is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and (iii) is not indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions, because of needed capital replacement or expansion, debt service obligations, or other cash commitments and uncertainties.

About CRT Properties

CRT Properties, Inc. owns or has interests in 136 office buildings, containing approximately 11.3 million rentable square feet, located primarily in 21 suburban office projects and three urban centers in twelve metropolitan areas in the Southeastern United States, Texas and Maryland.

Further information about CRT Properties, Inc. can be found on the Company’s Web site at www.crtproperties.com.

The Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The forward-looking statements contained in this release, including those that refer to management’s plans and expectations for future operations, prospects and financial condition, are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. The words “assume,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on these statements because, by their nature, they are subject to known and unknown risks and can be affected by factors that are beyond the control of CRT Properties, Inc. Management’s assumptions underlying the Company’s 2005 guidance, including without limitation stated assumptions with respect to demand for space from existing and future tenants, leasing terms, the timing and volume of acquisitions, the timing, terms and availability of debt and equity financing, and occupancy levels, are based on information currently available and estimates of future economic and business developments that management believes to be reasonable at this time. However, there can be no assurances that future events will conform to management’s assumptions. Among the factors that could affect the Company’s actual results are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; its ability to timely lease or re-lease space at current or anticipated rents to creditworthy tenants; changes in interest rates; future demand for its debt and equity securities; and its ability to complete current and future development projects on schedule and on budget. A more detailed discussion of these and other factors is set forth in the “Risk Factors” section of the Company’s SEC reports and filings, including its Annual Report on Form 10-K for the year ended December 31, 2003. For forward-looking statements contained or incorporated by reference herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to revise any of the assumptions underlying guidance based on actual events during 2005 or to otherwise update or supplement forward-looking statements that become untrue because of subsequent events.

CRT PROPERTIES, INC.
FORECASTED FUNDS FROM OPERATIONS
 (per Diluted Share)

Year Ending
12/31/05
Net income, per diluted share	$0.77-0.91
Dividends on preferred stock	(0.20)
Depreciation — real estate	1.14
Amortization — deferred tenant costs	0.08
Amortization — fair value of acquired leases	0.02

Funds from operations, per diluted share	$1.81-1.95

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